Exhibit 21.1
LIST OF SUBSIDIARIES

Entity Name	Jurisdiction
AET Holdings Ltd.	Mauritius
BreconRidge Manufacturing Solutions (Asia) Limited	Hong Kong
CertainSource Technology Group Inc.	United States
CertainSource Technology Singapore	Singapore
CST Real Estate LLC	United States
Davos Group Limited	British Virgin Islands
Hadco Corporation	United States
Hadco Santa Clara, Inc.	United States
Masterpiece Machine and Manufacturing Company	United States
Primary Sourcing Corporation	United States
PT Sanmina-SCI Batam	Indonesia
Sanmina (B.V.I.) Ltd.	British Virgin Islands
Sanmina Enclosure Systems Hungary Limited Liability Company	Hungary
Sanmina SAS	France
Sanmina-SCI (China) Limited	Hong Kong
Sanmina-SCI (H.K.) Limited	Hong Kong
Sanmina-SCI (Shenzhen) Limited	China
Sanmina-SCI AB	Sweden
Sanmina-SCI Central Services	France
Sanmina-SCI Circuit (Wuxi) Co. Ltd.	China
Sanmina-SCI Corporation (Malaysia) SDN BHD	Malaysia
Sanmina-SCI Corporation Argentina SA (16)	Argentina
Sanmina-SCI Corporation Africa	South Africa
Sanmina-SCI Corporation Colombia S.A.S.	Colombia
Sanmina-SCI Czech Republic s.r.o.	Czech Republic
Sanmina-SCI de Mexico S.A. de C.V.	Mexico
Sanmina-SCI do Brasil Integration Ltd.	Brazil
Sanmina-SCI do Brasil Technology Ltda.	Brazil
Sanmina-SCI do Brazil Ldta.	Brazil
Sanmina-SCI Dutch Holdings, B.V.	Netherlands
Sanmina-SCI Electronics Pte. Ltd.	Singapore
Sanmina-SCI EMS Haukipudas OY	Finland
Sanmina-SCI Enclosure Systems (Asia) Ltd.	Hong Kong
Sanmina-SCI Enclosure Systems (Shenzhen) Ltd.	China
Sanmina-SCI Enclosure Systems (Suzhou) Co. Ltd.	China
Sanmina-SCI Enclosure Systems OY	Finland
Sanmina-SCI Germany GmbH	Germany
Sanmina-SCI Holding (Thailand) Limited	Thailand
Sanmina-SCI Holding GmbH & Co. KG	Germany
Sanmina-SCI Holdings Australia Pty. Ltd.	Australia
Sanmina-SCI Hungary Electronics Manufacturing LLC	Hungary
Sanmina-SCI Hungary Holdings Limited Liability Company	Hungary
Sanmina-SCI India Private Limited	India
Sanmina-SCI Ireland	Ireland

Entity Name	Jurisdiction
Sanmina-SCI Israel EMS Ltd.	Israel
Sanmina-SCI Israel Medical Systems Ltd.	Israel
Sanmina-SCI Optical Technology (Shenzhen) Ltd.	China
Sanmina-SCI Pte. Ltd.	Singapore
Sanmina-SCI Real Estate Partnership	France
Sanmina-SCI RSP de Mexico S.A. de C.V.	Mexico
Sanmina-SCI Systems (Canada), Inc.	Canada
Sanmina-SCI Systems (Kunshan) Co. Limited	China
Sanmina-SCI Systems (Malaysia) SND BHD	Malaysia
Sanmina-SCI Systems (Thailand) Limited	Thailand
Sanmina-SCI Systems de Mexico S.A. de C.V.	Mexico
Sanmina-SCI Systems Australia Pty Ltd	Australia
Sanmina-SCI Systems Holdings, Inc.	United States
Sanmina-SCI Systems Ireland Limited	Ireland
Sanmina-SCI Systems Israel Ltd.	Israel
Sanmina-SCI Systems Japan, Ltd.	Japan
Sanmina-SCI Systems Singapore Pte. Ltd.	Singapore
Sanmina-SCI Systems Tel Aviv Ltd.	Israel
Sanmina-SCI Technology India Private Limited	India
Sanmina-SCI Technology Limited	Cayman
Sanmina-SCI U.K. Limited	United Kingdom
Sanmina-SCI/TAG de Mexico S.A. de C.V.	Mexico
Saratoga Speed, Inc.	United States
SCI Brockville Corp	Canada
SCI Technology, Inc.	United States
SensorWise, Inc.	United States